September 29, 2009
AGREEMENT AND PLAN OF REORGANIZATION

In order to consummate the reorganization contemplated herein (the "Reorganization") and in consideration of the promises and the covenants and agreements hereinafter set forth, and intending to be legally bound, ING Clarion Real Estate Income Fund ("IIA"), a registered closed-end investment company, File No. 811-21404, ING Clarion Global Real Estate Income Fund ("IGR"), a registered closed-end investment company, File No. 811-21465 and IGR Merger Subsidiary, a Delaware statutory trust and a direct, wholly-owned subsidiary of IGR ("Merger Subsidiary", and, together with IGR, the "IGR Parties"; the IGR Parties and IIA are collectively referred to as the "Funds"), each hereby agree as follows:
1. REPRESENTATIONS AND WARRANTIES OF THE IGR PARTIES.
    Each of IGR and Merger Subsidiary represents and warrants to, and agrees with, IIA that:

            (a) Each of IGR and Merger Subsidiary is a statutory trust duly organized, validly existing and in good standing in conformity with the laws of the State of Delaware, and has the power to own all of its assets and to carry out this Agreement. Each of IGR and Merger Subsidiary has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.
            (b) IGR is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act") as a non-diversified, closed-end management investment company and such registration has not been revoked or rescinded and is in full force and effect.
            (c) Each of IGR and Merger Subsidiary has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of each of IGR's and Merger Subsidiary's Board of Trustees, and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.
            (d) IIA has been furnished with IGR's Annual Report to Shareholders for the fiscal year ended December 31, 2008, and the audited financial statements appearing therein, having been audited by Ernst & Young LLP, independent registered public accounting firm, fairly present the financial position of IGR as of the respective dates indicated, in conformity with generally accepted accounting principles used in the United States applied on a consistent basis.
            (e) An unaudited statement of assets and liabilities of IGR and an unaudited schedule of investments of IGR, in each case with values determined as provided in Section 4 of this Agreement, each as of the Valuation Time (as defined in Section 3(i) herein) (together, the "IGR Closing
      Financial Statements"), will be furnished to IIA, at or prior to the Closing Date (as defined in Section 7(a) herein), for the purpose of determining the number of IGR
      Common Shares (as defined in Section 1(m) herein) to be issued to IIA shareholders pursuant to Section 6 of this Agreement; the IGR Closing Financial Statements will fairly present the financial position of IGR as of the Valuation
      Time in conformity with generally accepted accounting principles used in the United States applied on a consistent basis.
            (f) There are no material legal, administrative or other proceedings pending or, to the knowledge of either of IGR or Merger Subsidiary, threatened against either IGR or Merger Subsidiary which assert liability on the part of IGR or Merger Subsidiary or which materially affect its financial condition or its ability to consummate the Reorganization. Neither IGR nor Merger Subsidiary is charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.
            (g) There are no material contracts outstanding to which IGR or Merger Subsidiary is a party that have not been disclosed in the N-14 Registration Statement (as defined in subsection (k) below) or that will not otherwise be disclosed to IIA prior to the Valuation Time.
            (h) Neither IGR nor Merger Subsidiary is obligated under any provision of its charter or its bylaws, each as amended to the date hereof, and is not a party to any contract or other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.
           (i) IGR has no known liabilities of a material amount, contingent or otherwise, other than those shown on IGR's
      Annual Report for the year ended December 31, 2008, those incurred since the date thereof in the ordinary course of its business as an investment company, and those incurred in connection with the Reorganization. As of the Valuation
      Time, IGR will advise IIA in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time, except to the extent disclosed in the IGR Closing Financial Statements.
           (j) No consent, approval, authorization or order of any court or government authority is required for the consummation by IGR or Merger Subsidiary of the Reorganization, except such as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the
      Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act or state securities laws (which term as used herein shall include the laws of the District of Columbia and Puerto Rico) or the New York Stock
      Exchange Rules.
           (k) The registration statement filed by IGR on Form N-14, which includes the proxy statement of IIA with respect to the transactions contemplated herein
      (the "Proxy Statement/Prospectus"), and any supplement or amendment thereto or to the documents included or incorporated by reference therein (collectively, as so amended or supplemented, the "N-14 Registration Statement"), on its effective date, at the time of the shareholders meeting called to vote on this Agreement and on the Closing
      Date, insofar as it relates to IGR, (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading;
      and the Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection only shall apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by IGR for use in the N-14 Registration Statement.
            (l) IGR has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs. All tax liabilities of IGR have been adequately provided for on its books, and no tax deficiency or liability of IGR has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs.
            (m) IGR is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.001 per share
      (the "IGR Common Shares") and an unlimited number of preferred shares of beneficial interest 104,148,144.02 shares of which are outstanding on the date hereof, and an unlimited number of proffered shares of beneficial interest, none of which are outstanding on the date hereof. Each outstanding IGR Common Share is fully paid and nonassessable and has full voting rights.
            (n) The books and records of IGR made available to the IIA and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of IGR.
            (o) The IGR Common Shares to be issued to IIA pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable and will have full voting rights, and no shareholder of IGR will have any preemptive right of subscription or purchase in respect thereof.
            (p) At or prior to the Closing Date, the IGR Common Shares to be transferred to IIA for distribution to the shareholders of IIA on the Closing Date will be duly qualified for offering to the public in all states of the United States in which the sale of shares of the Funds presently are qualified, and there will be a sufficient number of such shares registered under the 1933 Act and, as may be necessary, with each pertinent state securities commission to permit the transfers contemplated by this Agreement to be consummated.
            (q) At or prior to the Closing Date, IGR will have obtained any and all regulatory, Trustee and shareholder approvals necessary to issue the IGR Common Shares to IIA.
            (r) IGR has elected to qualify and has qualified as a regulated investment company ("RIC") within the meaning of
      Section 851 of the Internal Revenue Code of 1986, as amended (the "Code") for each of its taxable years since its inception; and IGR has satisfied the distribution requirements to maintain RIC status for each of its taxable years.
            (s) Merger Subsidiary has not elected, and will not elect, to be treated as a corporation for U.S. federal income tax purposes. Merger Subsidiary is a wholly owned subsidiary of IGR. Merger Subsidiary is a disregarded entity for U.S.
      federal income tax purposes.

2. REPRESENTATIONS AND WARRANTIES OF IIA.

      IIA represents and warrants to, and agrees with, the IGR Parties that:

            (a) IIA is a statutory trust duly organized, validly existing and in good standing in conformity with the laws of the State of Delaware, and has the power to own all of its assets and to carry out this Agreement. IIA has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.
            (b) IIA is duly registered under the 1940 Act as a non-diversified, closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.
            (c) IIA has full power and authority to enter into and perform its obligations under this Agreement subject, in the case of consummation of the Reorganization to the approval and adoption of this Agreement and the Reorganization by the shareholders of IIA as described in
      Section 8(a) hereof. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of its Board of Trustees and this Agreement constitutes a valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.
            (d) The IGR Parties have been furnished with IIA's Annual Report to Shareholders for the fiscal year ended
December 31, 2008, and the audited financial statements appearing therein, having been audited by Ernst & Young LLP, independent registered public accounting firm, fairly present the financial position of IIA as of the respective dates indicated, in conformity with generally accepted accounting principles used in the United States applied on a consistent basis.
            (e) An unaudited statement of assets and liabilities of IIA and an unaudited schedule of investments of IIA in each case with values determined as provided in Section 4 of this Agreement, each as of the Valuation Time (together, the "IIA Closing Financial Statements"), will be furnished to the IGR Parties at or prior to the Closing Date for the purpose of determining the number of IGR Common Shares to be issued to IIA pursuant to Section 3 of this Agreement;
      the IIA Closing Financial Statements will fairly present the financial position of IIA as of the Valuation Time in conformity with generally accepted accounting principles used in the United States applied on a consistent basis.
            (f) There are no material legal, administrative or other proceedings pending or, to the knowledge of IIA, threatened against it which assert liability on the part of IIA or which materially affect its financial condition or its ability to consummate the Reorganization. IIA is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.
            (g) There are no material contracts outstanding to which IIA is a party that have not been disclosed in the N-14
      Registration Statement or will not otherwise be disclosed to the IGR Parties prior to the Valuation Time.
            (h) IIA is not obligated under any provision of its charter or its bylaws, each as amended to the date hereof, or a party to any contract or other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Reorganization.
            (i) IIA has no known liabilities of a material amount, contingent or otherwise, other than those shown in its Annual Report for the year ended December 31, 2008, those incurred since the date thereof in the ordinary course of its business as an investment company and those incurred in connection with the Reorganization. As of the Valuation Time, IIA will advise the IGR Parties in writing of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time, except to the extent disclosed in the IIA Closing Financial Statements.
            (j) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by IIA of the Reorganization, except such as may be required under the 1933 Act, the 1934 Act and the 1940 Act or state securities laws (which term as used herein shall include the laws of the District of Columbia and Puerto
	Rico).
            (k) The N-14 Registration Statement, on its effective date, at the time of the shareholders meeting called to vote on this Agreement and on the Closing Date, insofar as it relates to IIA (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; and the Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14
      Registration Statement made in reliance upon and in conformity with information furnished by IIA for use in the N-14 Registration Statement.
            (l) IIA has filed, or intends to file, or has obtained extensions to file, all federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs. All tax liabilities of IIA have been adequately provided for on its books, and no tax deficiency or liability of IIA has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs. IIA is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.001 per share (the "IIA Common Shares"),
      15,019,376.82 shares of which are outstanding on the date hereof, and an unlimited number of preferred shares of beneficial interest, none of which are outstanding on the date hereof. Each outstanding IIA Common Share is fully paid and nonassessable and has full voting rights.
            (m) The books and records of IIA made available to the IGR Parties and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of IIA.
            (n) IIA has elected to qualify and has qualified as a RIC within the meaning of Section 851 of the Code for each of its taxable years since its inception; and IIA has satisfied the distribution requirements to maintain RIC status for each of its taxable years.

3. THE REORGANIZATION.

            (a) Subject to receiving the requisite approvals of the shareholders of IIA, and to the other terms and conditions contained herein, and in accordance with the Delaware
      Statutory Trust Act (the "DSTA"), at the Effective Time
      (as defined in Section 3(b)) IIA shall be merged with and into Merger Subsidiary, the separate existence of IIA as a Delaware statutory trust and registered investment company shall cease and Merger Subsidiary shall continue as the surviving entity following the Reorganization
      (sometimes referred to herein as the "Surviving Fund") and as a subsidiary of IGR. The existence of Merger Subsidiary shall continue unaffected and unimpaired by the Reorganization and, as the Surviving Fund, it shall be governed by the DSTA.
            (b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the parties shall cause the Reorganization to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DSTA. The Reorganization shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and IIA shall agree and specify in the Certificate of Merger (the "Effective Time").
            (c) At the Effective Time, the effect of the Reorganization shall be as provided in the applicable provisions of the DSTA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of IIA and the Merger Subsidiary shall vest in the Surviving Fund, and all debts, liabilities, obligations, restrictions, disabilities and duties of IIA and the Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Fund.
            (d) At the Effective Time, the Agreement and Declaration of Trust and the Bylaws of the Merger Subsidiary in effect immediately prior to the Effective Time shall continue to be the Agreement and Declaration of Trust and the Bylaws of the Surviving Fund, until thereafter amended in accordance with their respective terms and applicable law.
            (e) From and after the Effective Time, the directors and officers of Merger Subsidiary shall be the directors and officer of the Surviving Fund, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or unit their death, resignation or removal in accordance with the Agreement and Declaration of Trust and the Bylaws of the Surviving Fund.
            (f) Pursuant to this Agreement, as soon as practicable, and in no event more than 48 hours, exclusive of Sundays and holidays, after the Effective Time, IGR will distribute
      IGR Common Shares to IIA shareholders in exchange for their IIA Common Shares. Such distributions shall be accomplished by the opening of shareholder accounts on the share ledger records of IGR in the names of and in the amounts due to the shareholders of IIA based on their respective holdings in IIA as of the Valuation Time.
            (g) IIA and IGR covenant and agree to dispose of certain assets prior to the Closing Date, but only if and to the extent necessary, so that at Closing, when IIA's assets are added to IGR's portfolio, the resulting portfolio will meet IGR's investment objective, policies and restrictions, as set forth in IGR's Prospectus, a copy of which has been delivered to IIA. Notwithstanding the foregoing, nothing herein will require IIA to dispose of any portion of its assets if, in the reasonable judgment of IIA's trustees or investment adviser, such disposition would create more than an insignificant risk that the Reorganization would not be treated as a "reorganization" described in Section 368(a) of the Code.
            (h) Prior to the Closing Date, IIA shall declare a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders all of its net investment company taxable income to and including the Closing Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the Closing Date.
            (i) The Valuation Time shall be at the close of business of the New York Stock Exchange on the business day immediately preceding the Closing Date, or such earlier or later day and time as may be mutually agreed upon in writing (the "Valuation Time").
            (j) Recourse for liabilities assumed from IIA by the Surviving Fund in the Reorganization will be limited to the net assets acquired by the Surviving Fund. The known liabilities of IIA, as of the Valuation Time, shall be confirmed to the Surviving Fund pursuant to Section 2(i) of this Agreement.
            (k) For U.S. federal income tax purposes, this Agreement will constitute a plan of reorganization within the meaning of U.S. Treasury Regulations Section 1.368-2(g).

4. ISSUANCE AND VALUATION OF IGR COMMON SHARES IN THE REORGANIZATION.

      IGR Common Shares of an aggregate net asset value equal to the aggregate net asset value of IIA Common Shares shall be issued by IGR to shareholders of IIA in exchange for all of the IIA Common Shares. The aggregate net asset value of such shares shall be determined as set forth below.
      The net asset value of IIA and IGR shall be determined as of the Valuation Time in accordance with the regular procedures of the investment adviser, and no formula will be used to adjust the net asset value so determined of any Fund to take into account differences in realized and unrealized gains and losses. Values in all cases shall be determined as of the Valuation Time. The value of IIA's portfolio securities shall be determined pursuant to the regular procedures of the investment advisor.
      Such valuation and determination shall be made by the IGR Parties in cooperation with IIA and shall be confirmed in writing by the IGR Parties to IIA. The net asset value per share of the IGR Common Shares shall be determined in accordance with such procedures and IGR shall certify the computations involved. For purposes of determining the net asset value per share of the IIA Common Shares and the IGR Common Shares, the value of the securities held by the applicable Fund plus any cash or other assets (including interest accrued but not yet received) minus all liabilities (including accrued expenses) shall be divided by the total number of IIA Common Shares or IGR Common Shares, as the case may be, outstanding at such time.
      IGR shall issue to shareholders of IIA book entry interests for the IGR Common Shares registered in the name of such shareholders on the basis of each holder's proportionate interest in the aggregate net asset value of the IIA
      Common Shares. With respect to any IIA shareholder holding certificates evidencing ownership of IIA Common Shares as of the Closing Date, and subject to IGR being informed thereof in writing by IIA, IGR will not permit such shareholder to receive new certificates evidencing ownership of the IGR Common Shares until notified by IIA or its agent that such shareholder has surrendered his or her outstanding certificates evidencing ownership of IIA Common Shares or, in the event of lost certificates, posted adequate bond. IIA, at its own expense, will request its shareholders to surrender their outstanding certificates evidencing ownership of IIA Common Shares or post adequate bond therefor.
      No fractional shares of IGR Common Shares will be issued to holders of IIA Common Shares unless such shares are held in a Dividend Reinvestment Plan account. In lieu thereof, the IGR's transfer agent will aggregate all fractional IGR Common Shares to be issued in connection with the Reorganization (other than those issued to a Dividend Reinvestment Plan account) and sell the resulting full shares on the New York Stock Exchange at the current market price for IGR Common Shares for the account of all holders of such fractional interests, and each such holder will receive such holder's pro rata share of the proceeds of such sale upon surrender of such holder's certificates representing IGR Common Shares.
5. PAYMENT OF EXPENSES.

                  (a) IIA and the IGR Parties will bear expenses incurred in connection with the Reorganization, including but not limited to, costs related to the preparation and distribution of materials distributed to each Fund's
Board of Trustees, expenses incurred in connection with the preparation of the Agreement and Plan of Reorganization, Certificate of Merger and a registration statement on Form
N-14, the printing and distribution of the Proxy
Statement/Prospectus and Annual Reports, SEC and state securities commission filing fees and legal and audit fees in connection with the Reorganization, legal fees incurred preparing each Fund's board materials, attending each Fund's board meetings and preparing the minutes, auditing fees associated with each Fund's financial statements, stock exchange fees, transfer agency fees, rating agency fees, portfolio transfer taxes (if any) and any similar expenses incurred in connection with the Reorganization, which will be borne directly by the respective Fund incurring the expense or allocated among the Funds based upon any reasonable methodology approved by the Trustees of the Funds. Neither the Funds nor the investment adviser will pay any expenses of shareholders arising out of or in connection with the Reorganization.

                  (b) If for any reason the Reorganization is not consummated, no party shall be liable to any other party for any damages resulting therefrom, including, without limitation, consequential damages, and each Fund shall be responsible, on a proportionate total assets basis, for all expenses incurred in connection with the Reorganization.

6. COVENANTS OF THE FUNDS.

                  (a) Each Fund covenants to operate its business as presently conducted between the date hereof and the Closing Date.
                  (b) IIA undertakes that if the Reorganization is consummated, it will file an application pursuant to
Section 8(f) of the 1940 Act for an order declaring that IIA has ceased to be a registered investment company.
                  (c) IGR will file the N-14 Registration Statement with the Securities and Exchange Commission (the "SEC") and will use its best efforts to provide that the N-14
      Registration Statement becomes effective as promptly as practicable. Each Fund agrees to cooperate fully with the other, and each will furnish to the other the information relating to itself to be set forth in the N-14 Registration Statement as required by the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations thereunder and the state securities laws.
                  (d) Each of the Funds agrees that by the Closing Date all of its U.S. federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes.

      The intention of the parties is that the transaction contemplated by this Agreement will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Neither IGR nor Merger Subsidiary nor IIA shall take any action or cause any action to be taken
(including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the IGR Parties and IIA will take such action, or cause such action to be taken, as is reasonably necessary to enable Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), special counsel to the Funds, to render the tax opinion required herein
(including, without limitation, each party's execution of representations reasonably requested by and addressed to Skadden).
      In connection with this covenant, the Funds agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The IGR Parties agree to retain for a period of ten (10) years following the Closing
Date all returns, schedules and work papers and all material records or other documents relating to tax matters of IIA for each of such Fund's taxable period first ending after the Closing Date and for all prior taxable periods.
      After the Closing Date, IIA shall prepare, or cause its agents to prepare, any U.S. federal, state or local tax returns required to be filed by such Fund with respect to its final taxable year ending with its complete liquidation and dissolution and for any prior periods or taxable years and further shall cause such tax returns to be duly filed with the appropriate taxing authorities. Notwithstanding the aforementioned provisions of this subsection, any expenses incurred by IIA
(other than for payment of taxes) in connection with the preparation and filing of said tax returns after the Closing Date shall be borne by IIA to the extent such expenses have been accrued by IIA in the ordinary course without regard to the Reorganization; any excess expenses shall be paid from a liability reserve established to provide for the payment of such expenses.
                  (e) IIA agrees to mail to its shareholders of record entitled to vote at the special meeting of shareholders at which action is to be considered regarding this Agreement, in sufficient time to comply with requirements as to notice thereof, a combined proxy statement and prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934
      Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.
                  (f) Following the consummation of the Reorganization, IGR will continue its business as a non-diversified, closed-end management investment company registered under the 1940 Act.
                  (g) IGR shall use its reasonable best efforts to cause the IGR Common Shares to be issued in the Reorganization to be approved for listing on the New York Stock Exchange prior to the Closing Date.

7. CLOSING DATE.

                  (a) The closing of the Reorganization (the "Closing") shall occur at 10:00 a.m. at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York,
      New York 10036, or at such other location as may be mutually agreed by the Funds, on the next full business day following the Valuation Time to occur after the satisfaction or waiver of all of the conditions set forth in Section 8 of this Agreement (other than the conditions that relate to actions to be taken, or documents to be delivered at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), or at such other time and date as may be mutually agreed to by the Funds (such date, the "Closing Date").
                  (b) As soon as practicable after the close of business on the Closing Date, IIA shall deliver to IGR a list of the names and addresses of all of the shareholders of record of IIA on the Closing Date and the number of IIA
      Common Shares owned by each such shareholder, certified to the best of its knowledge and belief by the transfer agent for IIA or by its President.

8. CONDITIONS OF IIA.

      The obligations of IIA hereunder shall be subject to the following conditions:

                  (a) That this Agreement shall have been adopted, and the Reorganization shall have been approved, by the affirmative vote of a majority of the members of the Board of Trustees of IIA and by the affirmative vote of the holders of a majority of the outstanding IIA Common Shares;
      and that each of the IGR Parties shall have delivered to IIA a copy of the resolutions approving this Agreement adopted by its Board of Trustees, each certified by its Secretary.
                  (b) That IIA shall have received from IGR the IGR Closing Financial Statements, together with a schedule of IGR's investments, all as of the Valuation Time, certified on IGR's behalf by its President (or any Vice President) or its Treasurer, and a certificate signed by IGR's President
      (or any Vice President) and its Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date there has been no material adverse change in the financial position of the IGR since the date of IGR's most recent Annual or Semi-Annual
      Report, as applicable, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.
                  (c) That IGR shall have furnished to IIA a certificate signed by IGR's President (or any Vice President) or its Treasurer, dated as of the Closing Date, certifying that, as of the Valuation Time and as of the Closing Date, all representations and warranties of IGR made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates, and that IGR has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.
                  (d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.
                  (e) That IIA shall have received the opinion of Skadden, acting as special counsel for each of the IGR Parties, dated as of the Closing Date, addressed to IIA, substantially in the form and to the effect that:
      (i) each IGR Party is validly existing and in good standing under the laws of the State of Delaware;
      (ii) IGR is registered as a closed-end management investment company under the 1940 Act;
      (iii) each IGR Party has the power and authority to execute, deliver and perform all of its obligations under this Agreement under the laws of the State of Delaware, the execution and delivery and the consummation by each IGR Party of the transactions contemplated hereby have been duly authorized by all requisite action of each IGR Party under the laws of the State of Delaware, and this Agreement has been duly executed and delivered by each IGR Party under the laws of the State of Delaware;
      (iv) this Agreement constitutes a valid and binding obligation of each IGR Party (assuming this Agreement is a valid and binding obligation of the other party hereto);
      (v) the execution and delivery by each IGR Party of this Agreement and the performance by each IGR Party of its obligations under this Agreement do not conflict with the charter or the bylaws of either IGR Party;
      (vi) neither the execution, delivery or performance by each IGR Party of this Agreement nor the compliance by each IGR Party with the terms and provisions hereof contravene any provision of the laws of the State of Delaware or the federal laws of the United States;
      (vii) no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of this Agreement by each IGR Party or the enforceability of this Agreement against each IGR Party; and
      (viii) the IGR Common Shares to be issued pursuant to the Reorganization have each been duly authorized and, upon issuance thereof in accordance with this Agreement, each will be validly issued, fully paid and nonassessable.
                  (f) That IIA shall have obtained an opinion from Skadden, special counsel for IGR, dated as of the Closing Date, addressed to IIA, that the consummation of the transactions set forth in this Agreement complies with the requirements of a reorganization as described in Section 368(a) of the Code.
                  (g) That all proceedings taken by each IGR Party and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to IIA.
                  (h) That the N-14 Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of each IGR Party, be contemplated by the SEC.

9. CONDITIONS OF THE IGR PARTIES.

      The obligations of the IGR Parties hereunder shall be subject to the following conditions:

                  (a) That this Agreement shall have been adopted, and the Reorganization shall have been approved, by the Board of Trustees of each IGR Party; and IIA shall have delivered to each IGR Party a copy of the resolution approving this Agreement adopted by each IGR Party's Board of Trustees, and a certificate setting forth the vote of the holders of IIA Common Shares obtained, each certified by its Secretary.
                  (b) That IIA shall have furnished to the IGR Parties the IIA Closing Financial Statements, together with a schedule of investments with their respective dates of acquisition and tax costs, all as of the Valuation Time, certified on IIA's behalf by its President (or any Vice President) or its Treasurer, and a certificate signed by IIA's President
      (or any Vice President) or its Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date there has been no material adverse change in the financial position of IIA since the date of IIA's most recent Annual Report or Semi-Annual
      Report, as applicable, other than changes in its portfolio securities since that date or changes in the market value of the its portfolio securities.
                  (c) That IIA shall have furnished to the IGR Parties a certificate signed by IIA's President
      (or any Vice President) or its Treasurer, dated as of the Closing Date, certifying that as of the Valuation
      Time and as of the Closing Date all representations and warranties of IIA made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates and IIA has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.
                  (d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement.
                  (e) That the IGR Parties shall have received the opinion of Skadden, acting as special counsel for IIA, dated as of the Closing Date, addressed to the IGR Parties, substantially in the form and to the effect that:
      (i) IIA is validly existing and in good standing under the laws of the State of Delaware;
      (ii) IIA is registered as a closed-end management investment company under the 1940 Act;
      (iii) IIA has the power and authority to execute, deliver and perform all of its obligations under this Agreement under the laws of the State of Delaware, the execution and delivery and the consummation by IIA of the transactions contemplated hereby have been duly authorized by all requisite action of IIA under the laws of the State of Delaware, and this Agreement has been duly executed and delivered by IIA under the laws of the State of Delaware;
      (iv) this Agreement constitutes a valid and binding obligation of IIA (assuming this Agreement is a valid and binding obligation of the other party hereto);
      (v) the execution and delivery by IIA of this Agreement and the performance by IIA of its obligations under this Agreement do not conflict with the charter or the bylaws of IIA;
      (vi) neither the execution, delivery or performance by IIA of this Agreement nor the compliance by IIA with the terms and provisions hereof contravene any provision of the laws of the State of Delaware or the federal laws of the United States; and
      (vii) no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of this Agreement by IIA or the enforceability of this Agreement against IIA.
                  (f) That the IGR Parties shall have obtained an opinion from Skadden, special counsel for IIA, dated as of the Closing Date, addressed to the IGR Parties, that the consummation of the transactions set forth in this Agreement complies with the requirements of a reorganization as described in Section 368(a) of the Code.
                  (g) That all proceedings taken by IIA and its counsel in connection with the Reorganization and all documents incidental thereto shall be satisfactory in form and substance to the IGR Parties.
                  (h) That the N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of IIA, be contemplated by the SEC.
                  (i) That prior to the Closing Date IIA shall have declared a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders all of its net investment company taxable income for the period to and including the Closing
      Date, if any (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized to and including the Closing Date.

10. TERMINATION, POSTPONEMENT AND WAIVERS.

                  (a) Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Reorganization abandoned at any time (whether before or after adoption thereof by the shareholders of IIA) prior to the Closing Date, or the Closing Date may be postponed,
      (i) by mutual consent of the Boards of Trustees of the Funds, (ii) by the Board of Trustees of IIA if any condition of IIA's obligations set forth in Section 8 of this Agreement has not been fulfilled or waived by such Board; (iii) by the Board of Trustees of IGR if any condition of IGR's obligations set forth in Section 9 of this Agreement has not been fulfilled or waived by such Board; or (iv) by the Board of Trustees of Merger
      Subsidiary if any condition of Merger Subsidiary's obligations set forth in Section 9 of this Agreement has not been fulfilled or waived by such Board.
                  (b) If the transactions contemplated by this Agreement have not been consummated by December 31, 2009, this Agreement automatically shall terminate on that date, unless a later date is mutually agreed to by the Boards of Trustees of the Funds.
                  (c) In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or its respective trustees, directors, officers, agents or shareholders in respect of this Agreement.
                  (d) At any time prior to the Closing Date, any of the terms or conditions of this Agreement may be waived by the Board of Trustees of any Fund (whichever is entitled to the benefit thereof), if, in the judgment of such Board after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of their respective Fund, on behalf of which such action is taken.
                  (e) The respective representations and warranties contained in Sections 1 and 2 of this Agreement shall expire with, and be terminated by, the consummation of the Reorganization, and neither Fund nor any of its respective officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.
      This provision shall not protect any officer, trustee, agent or shareholder of either Fund against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders, to which that officer, trustee, agent or shareholder otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties in the conduct of such office.
                  (f) If any order or orders of the SEC with respect to this Agreement shall be issued prior to the Closing Date and shall impose any terms or conditions which are determined by action of the Boards of Trustees of the Funds to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of IIA unless such terms and conditions shall result in a change in the method of computing the number of IGR Common Shares to be issued to shareholders of IIA, in which event, unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the shareholders of IIA prior to the meeting at which the Reorganization shall have been approved, this Agreement shall not be consummated and shall terminate unless IIA promptly shall call a special meeting of shareholders at which such conditions so imposed shall be submitted for approval.

11. INDEMNIFICATION.

                  (a) Each party (an "Indemnitor") shall indemnify and hold the other and its officers, trustees, agents and persons controlled by or controlling any of them
      (each an "Indemnified Party") harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, deficiencies, taxes, assessments, charges, costs and expenses of any nature whatsoever
      (including reasonable attorneys' fees) including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified
      Party may be or may have been threatened
      (collectively, the "Losses") arising out of or related to any claim of a breach of any representation, warranty or covenant made herein by the Indemnitor; provided, however, that no Indemnified Party shall be indemnified hereunder against any Losses arising directly from such Indemnified Party's (i) willful misfeasance,
      (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnified Party's position.
                  (b) The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder.
      The Indemnified Party shall give written notice to Indemnitor within the earlier of ten (10) days of receipt of written notice to the Indemnified Party or thirty (30) days from discovery by the Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement. The failure to give such notice shall not affect the right of the Indemnified Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnitor; provided that in any event such notice shall have been given prior to the expiration of the Survival Period. At any time after ten (10) days from the giving of such notice, the Indemnified Party may, at its option, resist, settle or otherwise compromise, or pay such claim unless it shall have received notice from the Indemnitor that the Indemnitor intends, at the Indemnitor's sole cost and expense, to assume the defense of any such matter, in which case the Indemnified Party shall have the right, at no cost or expense to the Indemnitor, to participate in such defense.
      If the Indemnitor does not assume the defense of such matter, and in any event until the Indemnitor states in writing that it will assume the defense, the Indemnitor shall pay all costs of the Indemnified Party arising out of the defense until the defense is assumed; provided, however, that the Indemnified Party shall consult with the Indemnitor and obtain indemnitor's prior written consent to any payment or settlement of any such claim.
      The Indemnitor shall keep the Indemnified Party fully apprised at all times as to the status of the defense.
      If the Indemnitor does not assume the defense, the Indemnified Party shall keep the Indemnitor apprised at all times as to the status of the defense.
      Following indemnification as provided for hereunder, the Indemnitor shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

12. OTHER MATTERS.

                  (a) All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.
                  (b) All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to IIA shall be addressed to IIA c/o ING Clarion Real Estate Securities, L.P.,
      201 King of Prussia Road, Suite 600, Radnor, PA 19087,
      Attention: David Makowicz, or at such other address as IIA may designate by written notice to the IGR Parties.
      Notice to the IGR Parties shall be addressed to the IGR Parties c/o ING Clarion Real Estate Securities, L.P.,
      201 King of Prussia Road, Suite 600, Radnor, PA 19087,
      Attention: David Makowicz, or at such other address and to the attention of such other person as the IGR Parties may designate by written notice to IIA.
      Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.
                  (c) This Agreement supersedes all previous correspondence and oral communications between the Funds regarding the Reorganization, constitutes the only understanding with respect to the Reorganization, may not be changed except by a letter of agreement signed by each Fund and shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.
                  (d) This Agreement may be amended or modified by the parties hereto prior to the Closing Date, by action taken or authorized by their respective Boards of Trustees, at any time before or after adoption of this Agreement and approval of the Reorganization by IIA's shareholders, but, after any such adoption and approval, no amendment or modification shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the Funds.
                  (e) This Agreement is not intended to confer upon any person other than the parties hereto (or their respective successors and assigns) any rights, remedies, obligations or liabilities hereunder. If any provision of this Agreement shall be held or made invalid by statute rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to such extent, the provisions of this Agreement shall be deemed severable provided that this Agreement shall be deemed modified to give effect to the fullest extent permitted under applicable law to the intentions of the party as reflected by this Agreement prior to the invalidity of such provision.
                  (f) It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of their respective Trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the respective Fund. The execution and delivery of this Agreement has been authorized by the Board of Trustees of each Fund and signed by authorized officers of each Fund, acting as such, and neither such authorization by such Trustees, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of each Fund.
                  (g) This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.

[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

ING CLARION REAL ESTATE INCOME FUND
By: 		/s/ T. Ritson Ferguson
	Name:	T. Ritson Ferguson
	Title:	President

ING CLARION GLOBAL REAL ESTATE INCOME FUND
By: 		/s/ T. Ritson Ferguson
	Name:	T. Ritson Ferguson
	Title:	President

IGR MERGER SUBSIDIARY
By: 		/s/ T. Ritson Ferguson
	Name:	T. Ritson Ferguson
	Title:	President
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